EXHIBIT NO. 99.1

[Logo] News Release Contacts: Media—Alan H. McCoy, Vice President, Government and Public Relations (513) 425-2826 Investors—AlbertE. Ferrara, Jr., Vice President, Finance & CFO (513) 425-2888

AK Steel Announces Second Quarter Earnings Date

MIDDLETOWN, OH, June 24, 2005 — AK Steel (NYSE: AKS) said today it plans to release second quarter 2005 earnings results at approximately 8:30 a.m. Eastern Time on Tuesday, July 26, 2005.

In conjunction with its earnings release, AK Steel will provide live listening access on the Internet to its analyst conference call to be held at 11:00 a.m. Eastern Time on July 26, 2005. Access to the webcast will be available from the home page of the company’s Web site at www.aksteel.com. The webcast will be archived on the company’s Web site following the call until August 2, 2005 and will be accessible from the home page.

Headquartered in Middletown, Ohio, AK Steel produces flat-rolled carbon, stainless and electrical steel products, as well as carbon and stainless tubular steel products, for automotive, appliance, construction and manufacturing markets.

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